Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender Of Any And All Outstanding

3.400% Notes due 2020 and

4.750% Notes due 2025

of

DIGITAL REALTY TRUST, L.P.

Pursuant to the Prospectus Dated    , 2016

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2016, UNLESS EXTENDED (THE “EXPIRATION DATE”).

The Exchange Agent for the Exchange Offer is:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By facsimile:	Confirm by telephone:	By mail, hand or courier:
(612) 667-6282 (for eligible institutions only)	(800) 344-5128	Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South, 12th Floor Minneapolis, MN 55402 ATTN: Bondholder Communications

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the exchange offer (as defined below) if (1) certificates for either Digital Realty Trust, L.P.’s 3.400% Notes due 2020 (the “2020 Private Notes”) or its 4.750% Notes due 2025 (the “2025 Private Notes” and together with the 2020 Private Notes, the “old notes”) are not immediately available, (2) old notes, the letter of transmittal, and all other required documents cannot be delivered to the exchange agent prior to the expiration date, or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the expiration date. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand, or overnight courier to the exchange agent prior to the expiration date. See “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery” in the prospectus.

Transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above or delivery of this notice of guaranteed delivery to an address other than as set forth above will not constitute a valid delivery.

This notice of guaranteed delivery is not to be used to guarantee signatures. If an “eligible institution” is required to guarantee a signature on a letter of transmittal pursuant to the instructions therein, such signature guarantee must appear in the applicable space provided in the signature box in the letter of transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Digital Realty Trust, L.P. (the “Operating Partnership”), upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of old notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery.” The undersigned hereby authorizes the exchange agent to deliver this notice of guaranteed delivery to the Operating Partnership with respect to the old notes tendered pursuant to the exchange offer.

The undersigned understands that tenders of the old notes will be accepted only in denominations of $1,000 and integral multiples thereof. The undersigned also understands that tenders of the old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal of a tender of old notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under “The Exchange Offer — Withdrawal of Tenders.”

The undersigned understands that the exchange of any new notes for old notes will be made only after timely receipt by the exchange agent of (1) the certificates of the tendered old notes, in proper form for transfer (or a book-entry confirmation of the transfer of such old notes into the exchange agent’s account at The Depository Trust Company), and (2) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the letter of transmittal (or a properly transmitted agent’s message), within three New York Stock Exchange, Inc. trading days after the Expiration Date.

All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

X	Date:

X	Address:
Signature(s) of Registered Holder(s) or Authorized Signatory
Area Code and Telephone No.:
Name(s) of Registered Holder(s):

If old notes will be delivered by book-entry transfer, provide information below:
Series and Principal Amount of Old Notes Tendered*:

Name of Tendering Institution:
Certificate No.(s) of Old Notes (if available):
Depository Account No. with DTC:

* Must be in denominations of $1,000 and integral multiples thereof.	Transaction Code Number:

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DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for old notes or on a security position listing as the owner of old notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

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THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(Not to be used for Signature Guarantee)

The undersigned, an “eligible guarantor institution” meeting the requirements of the registrar for the old notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the old notes in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, hereby guarantees that the old notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery”), and that the exchange agent will receive (a) such old notes, or a book-entry confirmation of the transfer of such old notes into the exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three New York Stock Exchange, Inc. trading days after the Expiration Date.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent’s message, and old notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:

Area Code and Telephone Number:

Dated:                             , 20

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